Exhibit 16.1

[Deloitte & Touche Letterhead]

March 28, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Diamond Foods, Inc.’s Form 8-K, dated March 28, 2013, and have the following comments:

1.	We agree with the statements made in Item 4.01(a) in the Form 8-K, dated March 28, 2013.

2.	We have no basis on which to agree or disagree with the statements made in Item 4.01(b) in the Form 8-K, dated March 28, 2013.

Yours truly,

/s/ Deloitte & Touche LLP

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